Overview

(dollars in thousands, at Welltower pro rata ownership)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	16	612	73,058		35,267	26,051	11,200	540
Seniors Housing Triple-net	14	341	27,774		4,970	16,207	6,227	370
Outpatient Medical	14	392	23,608,411	(1)	n/a	n/a	n/a	n/a
Health System	31	218	26,212		201	723	3,051	22,237
Long-Term/Post-Acute Care	18	138	16,204		40	873	—	15,291
Total	16	1,701

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	4Q18 NOI	4Q19 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	409	$191,170	$194,101	1.5%	561	$904,136	43.0%
Seniors Housing Triple-net(4)	293	88,530	91,091	2.9%	320	411,968	19.6%
Outpatient Medical	236	73,031	74,677	2.3%	370	464,820	22.1%
Health System	215	35,307	35,795	1.4%	215	143,168	6.8%
Long-Term/Post-Acute Care(4)	124	41,144	42,932	4.3%	135	179,780	8.5%
Total	1,277	$429,182	$438,596	2.2%	1,601	$2,103,872	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	87.2%	n/a	n/a	97.3%	0.8%	0.5%	1.4%
Seniors Housing Triple-net	86.1%	1.03	1.20	93.0%	3.1%	0.4%	3.5%
Outpatient Medical	93.9%	n/a	n/a	99.7%	—	—	0.3%
Health System(8)	83.3%	2.06	2.77	36.2%	43.1%	20.7%	—
Long-Term/Post-Acute Care	83.1%	1.20	1.50	29.2%	43.3%	27.5%	—
Total		1.30	1.62	92.7%	3.9%	2.1%	1.3%
Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 22 and 23 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 22 for reconciliation.
(4) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(5) Data as of December 31, 2019 for Seniors Housing Operating and Outpatient Medical and September 30, 2019 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.
(8) EBITDAR and EBITDARM coverage as reported by ProMedica inclusive of the three held for sale properties.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	126	$253,762	$—	$—	$—	$—	$253,762	12.1%
Sunrise Senior Living United Kingdom	45	73,548	—	—	—	—	73,548	3.5%
ProMedica	215	—	—	—	143,168	—	143,168	6.8%
Revera	94	109,270	—	—	—	—	109,270	5.2%
Genesis HealthCare	76	—	—	—	—	84,667	84,667	4.0%
Senior Resource Group	24	67,400	—	—	—	—	67,400	3.2%
Avery Healthcare	54	5,626	61,223	—	—	—	66,849	3.2%
Sagora Senior Living	31	37,764	25,806	—	—	—	63,570	3.0%
Belmont Village	21	63,259	—	—	—	—	63,259	3.0%
Brandywine Living	27	61,578	—	—	—	—	61,578	2.9%
Brookdale Senior Living	84	—	58,254	—	—	—	58,254	2.8%
Brookdale Senior Living - Transitions(2)	3	3,132	—	—	—	—	3,132	0.1%
Remaining	801	228,797	266,685	464,820	—	95,113	1,055,415	50.2%
Total	1,601	$904,136	$411,968	$464,820	$143,168	$179,780	$2,103,872	100.0%

By Country:
United States	1,337	$658,846	$323,513	$444,484	$143,168	$173,173	$1,743,184	82.9%
United Kingdom	116	81,918	85,078	20,336	—	—	187,332	8.9%
Canada	148	163,372	3,377	—	—	6,607	173,356	8.2%
Total	1,601	904,136	411,968	464,820	143,168	179,780	2,103,872	100.0%

By MSA:
New York	79	$90,134	$30,301	$30,936	$3,512	$11,860	$166,743	7.9%
Los Angeles	68	85,535	18,082	28,039	422	—	132,078	6.3%
Greater London	50	52,977	35,617	20,336	—	—	108,930	5.2%
Dallas	57	26,410	19,019	32,343	740	3,891	82,403	3.9%
Philadelphia	50	17,204	1,343	22,624	12,134	23,006	76,311	3.6%
Washington D.C.	38	40,086	756	6,911	9,090	2,998	59,841	2.8%
Houston	29	15,328	4,469	29,826	—	—	49,623	2.4%
San Francisco	20	34,146	9,677	—	4,268	—	48,091	2.3%
Chicago	37	19,672	9,453	2,765	9,538	—	41,428	2.0%
Toronto	25	39,336	—	—	—	—	39,336	1.9%
San Diego	17	22,729	6,251	6,075	—	2,697	37,752	1.8%
Miami	35	5,606	—	22,341	5,078	—	33,025	1.6%
Minneapolis	20	1,765	14,892	15,618	—	—	32,275	1.5%
Seattle	26	11,882	3,063	14,828	1,586	—	31,359	1.5%
Montréal	19	28,346	—	—	—	—	28,346	1.3%
Boston	16	21,437	—	2,625	—	2,773	26,835	1.3%
Raleigh	12	7,115	17,408	854	—	—	25,377	1.2%
Atlanta	23	4,211	—	19,326	1,759	—	25,296	1.2%
Denver	11	10,528	4,636	1,525	2,002	4,960	23,651	1.1%
Charlotte	22	—	8,546	14,529	—	—	23,075	1.1%
Remaining	947	369,689	228,455	193,319	93,039	127,595	1,012,097	48.1%
Total	1,601	$904,136	$411,968	$464,820	$143,168	$179,780	$2,103,872	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 22 for reconciliation.
(2) Represents the three properties to be transitioned to other operators as announced in our June 27, 2018 press release.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Seniors Housing Operating

Total Portfolio Performance(1)	4Q18	1Q19	2Q19	3Q19	4Q19
Properties	554	582	619	566	578
Units	66,002	69,209	74,145	68,918	70,144
Total occupancy	87.2%	86.2%	85.7%	86.0%	86.1%
Total revenues	$834,356	$841,938	$880,320	$805,251	$804,403
Operating expenses	582,412	580,917	607,836	554,782	564,895
NOI	$251,944	$261,021	$272,484	$250,469	$239,508
NOI margin	30.2%	31.0%	31.0%	31.1%	29.8%
Recurring cap-ex	$22,569	$15,226	$20,275	$27,306	$38,756
Other cap-ex	$49,813	$27,366	$30,320	$40,117	$55,536

Same Store Performance(2)	4Q18	1Q19	2Q19	3Q19	4Q19
Properties	409	409	409	409	409
Occupancy	87.9%	87.5%	87.1%	87.3%	87.6%
Same store revenues	$600,350	$604,772	$607,565	$616,605	$618,400
Compensation	254,691	254,964	258,761	262,924	263,716
Utilities	22,579	24,137	20,023	22,205	22,592
Food	22,821	21,875	21,938	22,534	23,021
Repairs and maintenance	13,994	13,841	14,481	15,093	15,138
Property taxes	17,760	19,262	19,232	18,273	18,126
All other	77,335	77,094	78,947	77,159	81,706
Same store operating expenses	409,180	411,173	413,382	418,188	424,299
Same store NOI	$191,170	$193,599	$194,183	$198,417	$194,101
Year over year growth rate					1.5%

Partners	Properties(3)	Units(3)	Welltower Ownership %(4)	Core Markets	4Q19 NOI	% of Total
Sunrise Senior Living	171	14,548	98.4%	Southern California	$31,440	13.1%
Revera	94	11,823	75.0%	New York / New Jersey	22,269	9.3%
Senior Resource Group	24	4,656	66.3%	Northern California	19,271	8.0%
Belmont Village	21	2,952	95.0%	Greater London	12,966	5.4%
Brandywine Living	27	2,599	99.3%	Washington D.C.	11,418	4.8%
Chartwell Retirement Residences	39	7,726	51.9%	Toronto	9,803	4.1%
Sagora Senior Living	14	2,697	92.7%	Boston	7,446	3.1%
Cogir	18	3,269	88.5%	Montréal	7,104	3.0%
Senior Star Living	11	2,064	90.0%	Seattle	6,460	2.7%
Frontier Management	28	1,574	96.3%	Ottawa	4,890	2.0%
Clover Management	30	3,679	89.2%	Vancouver	2,635	1.1%
Pegasus Senior Living	35	3,812	98.0%	Birmingham, UK	1,999	0.8%
Oakmont Senior Living	8	623	85.3%	Manchester, UK	1,873	0.8%
Discovery Senior Living	12	3,065	55.9%	Core Markets	139,574	58.2%
Remaining	29	3,043		All Other	99,934	41.8%
Total	561	68,130		Total	$239,508	100.0%
Notes:
(1) Properties, units and occupancy exclude all land parcels and properties under development.
(2) See pages 22 and 23 for reconciliation.
(3) Represents In-Place Portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 22 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 3.7% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
New York	30 / 2,598	$90,134	13.7%	6 / 653	6 / 480	$13,626	0.4%	5.9%	4,096	$115,527	$544,686	4.2%		1.0%
Los Angeles	31 / 3,676	85,535	13.0%	6 / 867	6 / 652	10,834	2.6%	12.4%	6,868	98,398	961,970	2.2%		1.5%
Washington D.C.	12 / 1,358	40,086	6.1%	4 / 457	4 / 342	6,983	3.7%	13.9%	5,554	132,150	717,057	3.4%		1.6%
San Francisco	13 / 1,623	34,146	5.2%	—	—	—	4.0%	13.0%	9,068	130,962	1,150,229	(0.7)%		2.4%
Dallas	15 / 2,180	26,410	4.0%	1 / 83	1 / 52	54	7.4%	28.8%	3,366	87,897	328,031	4.0%		3.2%
San Diego	7 / 922	22,729	3.4%	—	—	—	3.1%	17.0%	4,596	108,247	883,745	0.0%		2.3%
Boston	11 / 751	21,437	3.3%	—	—	—	3.3%	8.4%	2,613	133,887	747,660	3.4%		1.4%
Chicago	16 / 1,724	19,672	3.0%	2 / 188	3 / 257	1,685	-0.1%	10.3%	3,416	91,777	338,681	1.6%		0.6%
Philadelphia	11 / 885	17,204	2.6%	4 / 671	2 / 146	3,237	0.9%	5.0%	2,143	109,780	368,024	2.4%		1.0%
Houston	9 / 878	15,328	2.3%	3 / 539	3 / 317	3,285	7.3%	27.4%	3,637	84,122	412,627	3.9%		2.7%
Sacramento	7 / 598	14,754	2.2%	4 / 664	4 / 381	7,060	4.1%	14.4%	3,697	86,880	493,179	8.1%		1.6%
San Antonio	4 / 1,075	11,956	1.8%	2 / 367	2 / 512	2,320	8.8%	30.5%	2,370	75,155	263,010	2.2%		3.2%
Boulder, CO	6 / 518	11,949	1.8%	—	—	—	6.0%	31.4%	2,029	103,497	678,582	N/A		2.2%
Seattle	12 / 1,292	11,882	1.8%	3 / 305	3 / 339	2,394	6.5%	21.7%	5,093	95,498	581,211	1.8%		2.9%
San Jose	4 / 480	11,384	1.7%	—	—	—	3.9%	13.0%	6,841	141,812	1,493,978	(1.9)%		2.8%
Denver	4 / 661	10,528	1.6%	3 / 458	1 / 163	312	7.0%	25.3%	5,056	85,940	587,061	0.8%		2.4%
Phoenix	7 / 767	8,929	1.4%	2 / 212	2 / 191	1,919	6.7%	13.6%	3,659	74,812	360,104	3.2%		2.6%
Cincinnati	4 / 662	8,412	1.3%	—	—	—	1.2%	9.4%	1,981	71,194	192,119	(0.1)%		1.8%
Buffalo	10 / 1,254	7,851	1.2%	—	—	—	0.4%	3.5%	2,799	70,551	183,220	6.2%		0.7%
Pittsburgh	4 / 434	7,633	1.2%	2 / 298	1 / 101	2,876	0.2%	6.6%	1,899	90,209	239,590	2.9%		(0.4)%
Trenton, NJ	2 / 207	7,408	1.1%	—	—	—	2.2%	9.9%	819	137,888	495,307	N/A		1.3%
Columbus	4 / 463	7,319	1.1%	2 / 229	1 / 199	750	5.7%	29.5%	2,280	97,976	332,078	4.0%		(0.4)%
Raleigh	2 / 250	7,115	1.1%	2 / 471	2 / 250	6,659	6.5%	26.1%	3,148	90,852	308,868	(1.1)%		3.8%
Santa Rosa, CA	4 / 511	6,932	1.1%	—	—	—	2.1%	8.1%	2,060	87,571	758,680	N/A		1.8%
Austin	5 / 427	6,618	1.0%	—	—	—	8.8%	43.0%	2,338	129,948	669,430	9.7%		2.7%
Total - Top 25	234 / 26,194	$513,351	77.9%	46 / 6,462	41 / 4,382	$63,994	3.4%	14.8%	4,316	$106,470	$658,154	2.7%		1.7%
All Other US SHO Markets	132 / 16,505	145,495	22.1%	19 / 2,658	18 / 1,892	13,164	3.6%	11.9%	2,385	76,946	356,806
Total US SHO	366 / 42,699	$658,846	100.0%	65 / 9,120	59 / 6,274	$77,158	3.5%	13.8%	3,627	$99,321	$585,183

% of Total IPNOI						3.7%
US National Average							3.3%	11.7%	94	$66,010	$245,219	2.5%	(10)	1.4%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2020-2025.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2020 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 4Q19. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from November 2018-November 2019 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 7.0% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
New York	30 / 2,598	$90,134	13.7%	12 / 1,578	15 / 1,254	$28,272	0.6%	5.8%	4,022	$110,413	$511,493	4.2%		1.0%
Los Angeles	31 / 3,676	85,535	13.0%	9 / 1,243	16 / 1,877	24,093	2.6%	13.0%	6,666	91,780	887,302	2.2%		1.5%
Washington D.C.	12 / 1,358	40,086	6.1%	8 / 959	9 / 1,073	13,460	4.1%	14.6%	5,489	125,255	687,399	3.4%		1.6%
San Francisco	13 / 1,623	34,146	5.2%	—	—	—	4.0%	13.2%	7,723	128,824	1,122,144	(0.7)%		2.4%
Dallas	15 / 2,180	26,410	4.0%	5 / 1,075	4 / 392	3,709	7.3%	27.8%	3,209	80,263	313,731	4.0%		3.2%
San Diego	7 / 922	22,729	3.4%	1 / 200	2 / 249	3,654	3.5%	16.0%	4,480	104,821	796,347	0.0%		2.3%
Boston	11 / 751	21,437	3.3%	3 / 365	3 / 261	2,892	3.3%	8.4%	2,551	121,587	671,870	3.4%		1.4%
Chicago	16 / 1,724	19,672	3.0%	7 / 1,074	7 / 701	6,296	-0.2%	11.0%	3,283	95,415	348,612	1.6%		0.6%
Philadelphia	11 / 885	17,204	2.6%	7 / 943	4 / 316	6,536	1.0%	5.4%	2,330	99,971	334,617	2.4%		1.0%
Houston	9 / 878	15,328	2.3%	4 / 719	4 / 614	7,060	7.5%	30.5%	3,689	80,907	315,465	3.9%		2.7%
Sacramento	7 / 598	14,754	2.2%	7 / 946	6 / 532	8,693	4.0%	15.0%	3,464	83,737	468,588	8.1%		1.6%
San Antonio	4 / 1,075	11,956	1.8%	2 / 367	2 / 512	2,320	8.6%	29.4%	2,254	70,551	245,989	2.2%		3.2%
Boulder, CO	6 / 518	11,949	1.8%	—	—	—	6.4%	28.7%	1,406	110,296	666,694	N/A		2.2%
Seattle	12 / 1,292	11,882	1.8%	3 / 305	3 / 339	2,394	6.5%	23.4%	4,565	97,711	588,639	1.8%		2.9%
San Jose	4 / 480	11,384	1.7%	—	—	—	3.9%	13.1%	5,832	138,526	1,480,463	(1.9)%		2.8%
Denver	4 / 661	10,528	1.6%	5 / 708	2 / 252	347	6.7%	25.0%	4,589	85,066	485,453	0.8%		2.4%
Phoenix	7 / 767	8,929	1.4%	7 / 912	4 / 500	4,498	7.1%	15.1%	3,463	73,589	331,491	3.2%		2.6%
Cincinnati	4 / 662	8,412	1.3%	—	—	—	1.3%	10.4%	1,662	69,575	191,981	(0.1)%		1.8%
Buffalo	10 / 1,254	7,851	1.2%	—	—	—	0.2%	3.5%	2,522	67,042	174,118	6.2%		0.7%
Pittsburgh	4 / 434	7,633	1.2%	3 / 426	2 / 236	3,814	0.6%	5.7%	1,730	84,286	222,530	2.9%		(0.4)%
Trenton, NJ	2 / 207	7,408	1.1%	—	—	—	1.4%	9.8%	1,079	125,586	453,041	N/A		1.3%
Columbus	4 / 463	7,319	1.1%	2 / 229	1 / 199	750	5.5%	27.2%	2,104	88,079	305,948	4.0%		(0.4)%
Raleigh	2 / 250	7,115	1.1%	2 / 471	2 / 250	7,050	7.6%	32.7%	2,640	98,414	363,283	(1.1)%		3.8%
Santa Rosa, CA	4 / 511	6,932	1.1%	—	—	—	2.3%	9.2%	1,144	89,757	762,152	N/A		1.8%
Austin	5 / 427	6,618	1.0%	2 / 118	2 / 170	731	8.6%	40.9%	2,371	104,466	570,204	9.7%		2.7%
Total - Top 25	234 / 26,194	$513,351	77.9%	89 / 12,638	88 / 9,727	$126,569	3.5%	15.0%	4,067	$101,661	$618,382	2.7%		1.7%
All Other US SHO Markets	132 / 16,505	145,495	22.1%	31 / 4,309	32 / 4,465	21,539	3.5%	12.2%	2,061	73,196	345,791
Total US SHO	366 / 42,699	$658,846	100.0%	120 / 16,947	120 / 14,192	$148,108	3.5%	14.0%	3,351	$94,768	$552,374

% of Total IPNOI						7.0%
US National Average							3.3%	11.7%	94	$66,010	$245,219	2.5%	(10)	1.4%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2020-2025.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2020 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 4Q19. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from November 2018-November 2019 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(Currency amounts in thousands, except per unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Seniors Housing Operating Quality Indicators

	US Portfolio(1,3,4)		Industry Benchmarks(2)
Property age	15		20
5 year total population growth	3.5%		3.3%
5 year 75+ population growth	13.8%		11.7%
Housing value		$585,183		$245,219
Household income		$99,321		$66,010
REVPOR		$6,272		$4,997
SS REVPOR growth	3.4%		2.5%
SSNOI per unit		$23,657		$18,307
SSNOI growth	1.0%		DNA

	UK Portfolio(1,3,4)		Industry Benchmarks(5)
Property age	10		21
Units per property	96		41
5 year total population growth	3.1%		2.7%
5 year 75+ population growth	13.0%		14.7%
Housing value		£396,020		£229,352
REVPOR		£6,592		£3,720
SS REVPOR growth	3.9%		3.3%
SSNOI per unit		£16,694		£9,544
SSNOI growth	8.8%		DNA

	Canadian Portfolio(1,3,4)		Industry Benchmarks(6)
5 year total population growth	5.6%		5.5%
5 year 75+ population growth	19.0%		22.2%
Housing value	C$	571,142	C$	456,053
Household income	C$	112,369	C$	102,231
REVPOR	C$	3,664	C$	2,469
SS REVPOR growth	2.1%		3.4%
SSNOI per unit	C$	14,830	DNA
SSNOI growth	0.5%		DNA

Notes:
(1) Property age, housing value and household income are NOI weighted as of December 31, 2019. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 24 for reconciliations.
(2) Property age, REVPOR and REVPOR growth per 4Q19 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2020-2025 Claritas projections; housing value and household income are the US median per Claritas 2020; NOI per unit per The State of Seniors Housing 2019 and represents 2018 results.
(3) REVPOR is based on total 4Q19 results. See page 24 for reconciliation.
(4) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.31. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.32. See page 24 for reconciliation.
(5) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 29th Edition; population growth reflects 2018-2023 Experian projections; housing value represents UK average per Experian 2018.
(6) Population growth reflects 2019-2024 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2019; REVPOR and REVPOR growth are calculated weighted averages from 2019 CMHC Seniors Housing reports from each province.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	0.4%	0.1%	0.5%	6	5	3.0%	1.1%	4.1%	6	12
0.85x - 0.95x	1.7%	—%	1.7%	6	2	2.0%	—%	2.0%	11	3
0.95x - 1.05x	0.9%	0.5%	1.4%	8	4	1.5%	—%	1.5%	16	6
1.05x - 1.15x	3.2%	0.4%	3.6%	11	8	5.8%	1.9%	7.7%	10	6
1.15x - 1.25x	1.9%	—%	1.9%	12	3	1.6%	3.7%	5.3%	13	3
1.25x - 1.35x	4.5%	1.0%	5.5%	8	5	4.1%	—%	4.1%	12	2
>1.35x	5.4%	5.7%	11.1%	13	8	—%	1.0%	1.0%	8	3
Total	18.0%	7.7%	25.7%	11	35	18.0%	7.7%	25.7%	11	35

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Rental and Interest Income	% of Total
2020	$—	$41,593	$—	$—	$9,148	$50,741	3.8%
2021	3,543	54,198	—	8,749	19,419	85,909	6.4%
2022	3,195	54,786	—	5,695	20,305	83,981	6.2%
2023	—	55,185	—	840	579	56,604	4.2%
2024	11,262	62,618	—	—	1,154	75,034	5.5%
2025	51,069	33,102	—	—	214	84,385	6.2%
2026	86,353	41,324	—	16,826	—	144,503	10.7%
2027	31,249	23,669	—	1,041	221	56,180	4.2%
2028	6,849	26,030	—	19,571	177	52,627	3.9%
2029	33,619	28,212	—	—	213	62,044	4.6%
Thereafter	187,198	139,376	144,524	127,247	2,254	600,599	44.4%
	$414,337	$560,093	$144,524	$179,969	$53,684	$1,352,607	100.0%

Weighted avg. maturity years	10	7	13	12	3	9
Notes:
(1) Represents trailing twelve month coverage metrics as of September 30, 2019 for stable portfolio only. Agreements included represent 91% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 22 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles, or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Outpatient Medical
Total Portfolio Performance(1)	4Q18	1Q19	2Q19	3Q19	4Q19
Properties	274	283	340	348	378
Square feet	17,292,516	17,649,227	21,098,926	21,472,874	23,044,140
Occupancy	93.1%	92.9%	93.3%	93.6%	94.0%
Total revenues	$134,844	$139,735	$154,443	$175,000	$180,101
Operating expenses	40,136	44,868	47,894	57,272	55,915
NOI	$94,708	$94,867	$106,549	$117,728	$124,186
NOI margin	70.2%	67.9%	69.0%	67.3%	69.0%
Revenues per square foot	$32.73	$33.20	$30.45	$33.90	$32.49
NOI per square foot	$22.99	$22.54	$21.01	$22.80	$22.41
Recurring cap-ex	$9,095	$6,400	$8,528	$7,296	$7,794
Other cap-ex	$4,852	$2,860	$2,374	$5,989	$8,618

Same Store Performance(2)	4Q18	1Q19	2Q19	3Q19	4Q19
Properties	236	236	236	236	236
Occupancy	93.4%	93.4%	93.4%	93.8%	94.0%
Same store revenues	$104,215	$105,860	$106,198	$109,010	$108,476
Same store operating expenses	31,184	32,807	32,284	35,350	33,799
Same store NOI	$73,031	$73,053	$73,914	$73,660	$74,677
Year over year growth rate					2.3%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$22,430	4.0%	Health system affiliated properties as % of NOI(3)	93.5%
NMC Health	20,944	3.7%	Health system affiliated tenants as % of rental income(3)	68.3%
CommonSpirit Health	18,534	3.3%	Retention (trailing twelve months)(3)	82.2%
Virtua	16,298	2.9%	In-house managed properties as % of square feet(3,4)	80.3%
Novant Health	14,908	2.7%	Average remaining lease term (years)(3)	6.7
Remaining portfolio	466,979	83.4%	Average building size (square feet)(3)	61,040
Total	$560,093	100.0%	Average age (years)	14

Expirations(3)	2020	2021	2022	2023	2024	Thereafter
Occupied square feet	1,630,888	2,054,463	2,165,074	2,162,280	2,263,819	11,220,640
% of occupied square feet	7.6%	9.6%	10.1%	10.1%	10.5%	52.1%
Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 236 same store properties representing 15,224,636 square feet. See pages 22 and 23 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles, or other non cash income.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2015	2016	2017	2018	1Q19	2Q19	3Q19	4Q19	15-19 Total
Count	44	22	18	15	5	8	7	7	126
Total	$3,765,912	$2,287,973	$742,020	$3,788,261	$258,771	$2,402,549	$294,193	$1,118,041	$14,657,720
Low	6,080	10,618	7,310	4,950	8,300	22,800	7,550	18,000	4,950
Median	33,513	27,402	24,025	73,727	56,812	214,371	30,638	38,800	35,385
High	437,472	1,150,000	149,400	2,481,723	79,544	1,250,000	140,000	786,835	2,481,723

Investment Timing
	Acquisitions/Joint Ventures(2)	Yield	Loan Advances(3)	Yield	Construction Conversions	Yield	Dispositions	Yield
October	$81,609	3.8%	$—	—%	$23,063	9.8%	$31,137	6.7%
November	79,723	6.4%	5,000	1.6%	112,812	7.7%	8,500	10.5%
December	956,709	5.4%	5,800	6.0%	73,629	5.6%	—	—%
Total	$1,118,041	5.3%	$10,800	4.0%	$209,504	7.2%	$39,637	7.6%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions.
(3) Includes advances for non-real estate loans and excludes advances for development loans.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed/unit/square foot)
Gross Investment Activity

	Fourth Quarter 2019
	Properties	Beds/Units/Square Feet		Pro Rata Amount	Investment Per Bed/Unit /SqFt	Yield
Acquisitions/Joint Ventures(1)
Seniors Housing Operating	9	767	units	$233,483	532,851	5.0%
Seniors Housing Triple-net	4	319	units	79,723	268,471	6.4%
Outpatient Medical	30	1,533,152	sf	804,835	525	5.3%
Total acquisitions	43			1,118,041		5.3%

Development(2)
Development projects:
Seniors Housing Operating	31	3,451	units	216,933
Seniors Housing Triple-net	9	855	units	29,768
Outpatient Medical	8	742,271	sf	52,952
Total development projects	48			299,653
Expansion projects:
Seniors Housing Operating	3	114	units	8,654
Total development	51			308,307		7.9%

Loan advances(3)				10,800		4.0%
Total gross investments				1,437,148		5.8%

Dispositions(4)
Seniors Housing Operating	4	334	units	31,137	124,298	6.7%
Outpatient Medical	1	45,000	sf	8,500	189	10.5%
Real property dispositions	5			39,637		7.6%

Loan payoffs				115,971		7.8%
Total dispositions	5			155,608		7.7%

Net investments				$1,281,540

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed/unit/square foot)
Gross Investment Activity

	Year-To-Date 2019
	Properties	Beds/Units/Square Feet		Pro Rata Amount	Investment Per Bed/Unit/SqFt	Yield
Acquisitions/Joint Ventures(1)
Seniors Housing Operating	62	7,106	units	$1,459,254	245,735	5.1%
Seniors Housing Triple-net	10	859	units	217,658	263,834	6.5%
Outpatient Medical	105	5,774,484	sf	2,396,642	416	5.6%
Total acquisitions	177			4,073,554		5.4%

Development(2)
Development projects:
Seniors Housing Operating	34	4,040	units	396,942
Seniors Housing Triple-net	10	1,008	units	101,077
Outpatient Medical	8	742,271	sf	154,628
Total development projects	52			652,647
Expansion projects:
Seniors Housing Operating	3	114	units	28,963
Total development	55			681,610		7.8%

Loan advances(3)				38,460		6.9%

Total gross investments				4,793,624		5.8%

Dispositions(4)
Seniors Housing Operating	55	4,619	units	1,803,413	413,232	5.4%
Seniors Housing Triple-net	9	1,344	units	344,340	256,205	5.1%
Outpatient Medical	1	45,000	sf	8,500	189	10.5%
Long-Term/Post-Acute Care	48	5,841	beds	558,391	95,599	9.6%
Real property dispositions	113			2,714,644		6.3%

Loan payoffs				192,399		8.7%
Total dispositions	113			2,907,043		6.5%

Net investments				$1,886,581
Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

Investment

Property Acquisitions/Joint Ventures Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Frontier Management	116	10250 W Smoke Ranch Drive	Boise	Idaho	US	Boise
Frontier Management	81	3791 Crowell Road	Turlock	California	US	Modesto
Sunrise Senior Living	92	1450 Post Street	San Francisco	California	US	San Francisco
Oakmont Senior Living	71	4717 Engle Road	Carmichael	California	US	Sacramento
Oakmont Senior Living	79	5605 North Gates Avenue	Fresno	California	US	Fresno
Oakmont Senior Living	98	630 The City Drive South	Orange	California	US	Los Angeles
Oakmont Senior Living	86	2150 Bechelli Lane	Redding	California	US	Redding
Oakmont Senior Living	64	955 Grand Ave	San Diego	California	US	San Diego
Oakmont Senior Living	80	2020 Town Center West Way	El Dorado Hills	California	US	Sacramento
Total	767

Seniors Housing Triple-Net
Encore Care Homes	80	Poole Lane	Bournemouth	United Kingdom	UK	Bournemouth
Encore Care Homes	84	Kingsmill Road	Poole	United Kingdom	UK	Poole
Legend Senior Living	95	3605 NW 83rd Street	Gainesville	Florida	US	Gainesville
Legend Senior Living	60	2800 SW 131st Street	Oklahoma City	Oklahoma	US	Oklahoma City
Total	319

Outpatient Medical
Health System	Square Feet	Location				MSA
University of Arkansas for Medical Sciences	67,144	6119 Midtown Avenue	Little Rock	Arkansas	US	Little Rock
Hammes Properties (1)	1,466,008
Total	1,533,152

(1) Please refer to the 4Q19 Welltower Facility Address List in the Investors section of our website for further details.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
		Unit Mix
Facility	Property Type	Total	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 12/31/19	Estimated Conversion
Wandsworth, UK	SHO	97	—	77	20	$58,666	$52,408	1Q20
Union, KY	NNN	162	162	—	—	34,600	25,649	1Q20
Westerville, OH	NNN	102	—	82	20	22,800	19,922	1Q20
Taylor, PA	SHO	113	113	—	—	13,209	11,481	1Q20
Shrewsbury, NJ	SHO	81	—	52	29	11,696	10,287	1Q20
Beavercreek, OH	SHO	100	100	—	—	11,136	10,700	1Q20
New York, NY	SHO	151	—	69	82	89,054	85,424	2Q20
Apex, NC	NNN	152	98	30	24	30,883	16,494	2Q20
Edenbridge, UK	NNN	85	—	51	34	19,876	13,966	2Q20
Droitwich, UK	NNN	70	—	45	25	16,805	11,730	2Q20
Newton, MA	SHO	85	—	43	42	15,169	3,844	3Q20
Potomac, MD	SHO	120	—	90	30	55,302	22,566	4Q20
Thousand Oaks, CA	NNN	82	—	—	82	24,763	9,971	4Q20
Medina, OH	SHO	166	166	—	—	20,520	10,712	4Q20
Collierville, TN	SHO	164	164	—	—	18,949	9,858	4Q20
Redhill, UK	NNN	76	—	46	30	21,098	6,287	1Q21
Staten Island, NY	SHO	95	—	45	50	19,444	5,357	1Q21
Franklin Lakes, NY	SHO	88	—	51	37	16,921	2,962	1Q21
Fairfax, VA	SHO	84	—	51	33	16,658	3,328	1Q21
Redwood City, CA	SHO	90	—	56	34	16,065	2,351	1Q21
Mountain Lakes, NJ	SHO	90	—	57	33	15,266	2,576	1Q21
Leicester, UK	NNN	60	—	36	24	14,861	3,505	1Q21
Scarborough, ON	SHO	172	141	—	31	33,871	8,884	2Q21
Wombourne, UK	NNN	66	—	41	25	15,923	3,515	2Q21
Boynton Beach, FL	SHO	82	—	52	30	11,465	5,966	2Q21
Bellevue, WA	SHO	110	—	110	—	9,518	2,730	2Q21
White Plains, NY	SHO	132	132	—	—	59,913	8,898	3Q21
Beckenham, UK	SHO	100	—	76	24	46,873	20,567	3Q21
Orange, CA	SHO	91	—	49	42	18,564	2,963	3Q21
Livingston, NJ	SHO	103	—	77	26	17,375	2,043	3Q21
Hendon, UK	SHO	102	—	78	24	55,531	25,274	4Q21
Barnet, UK	SHO	100	—	76	24	51,252	21,374	4Q21
Coral Gables, FL	SHO	91	—	55	36	18,224	3,380	4Q21
San Francisco, CA	SHO	214	11	170	33	110,905	68,147	1Q22
Alexandria, VA	SHO	93	—	66	27	20,624	8,396	1Q22
Subtotal		3,769	1,087	1,731	951	$1,033,779	$523,515

			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 12/31/19	Estimated Conversion
Porter, TX	OM		55,000	100%	Yes	$20,800	$16,124	1Q20
Lowell, MA	OM		50,668	100%	Yes	11,900	10,288	1Q20
Charlotte, NC	OM		176,640	100%	Yes	95,703	57,666	2Q20
Katy, TX	OM		36,500	100%	Yes	12,028	3,251	2Q20
Brooklyn, NY	OM		140,955	100%	Yes	105,306	80,799	3Q20
Charlotte, NC	OM		104,508	100%	Yes	52,255	20,558	3Q20
Subtotal			564,271			$297,992	$188,686

Total Development Projects						$1,331,771	$712,201
Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2020 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	26	2,914	8.4%	$277,290	$142,404	$419,694	$832,170
Seniors Housing Triple-net	9	855	5.7%	81,179	9,391	90,570	201,609
Outpatient Medical	6	564,271	6.5%	109,306	—	109,306	297,992
Total	41		7.7%	$467,775	$151,795	$619,570	$1,331,771

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q19 actual	$34,389	7.6%	2019 actual	$302,589	7.2%
2Q19 actual	36,240	7.8%	2020 estimate	741,420	7.5%
3Q19 actual	22,456	6.1%	2021 estimate	458,822	8.6%
4Q19 actual	209,504	7.2%	2022 estimate	131,529	6.8%
1Q20 estimate	184,807	8.5%	Total	$1,634,360	7.7%
2Q20 estimate	264,349	6.5%
3Q20 estimate	172,730	7.2%
4Q20 estimate	119,534	8.8%
1Q21 estimate	120,313	8.6%
2Q21 estimate	70,777	8.0%
3Q21 estimate	142,725	8.4%
4Q21 estimate	125,007	9.0%
1Q22 estimate	131,529	6.8%
Total	$1,634,360	7.7%

Unstabilized Properties
	9/30/2019 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	12/31/2019 Properties	Beds / Units
Seniors Housing Operating	27	(4)	5	1	29	3,689
Seniors Housing Triple-net	9	—	—	1	10	994
Long-Term/Post-Acute Care	2	(1)	—	—	1	120
Total	38	(5)	5	2	40	4,803

Occupancy	9/30/2019 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	12/31/2019 Properties
0% - 50%	12	—	5	1	(5)	13
50% - 70%	14	(2)	—	—	(1)	11
70% +	12	(3)	—	1	6	16
Total	38	(5)	5	2	—	40

Occupancy	12/31/2019 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	13	5	$25,064	0.5%	$343,694	1.0%
50% - 70%	11	19	48,387	1.0%	461,344	1.3%
70% +	16	19	72,690	1.5%	481,818	1.3%
Total	40	15	$146,141	3.0%	$1,286,856	3.6%
Notes:
(1) Includes development projects (construction in progress, development loans, and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 16.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$904,136	55,792	units
Seniors Housing Triple-net	411,968	24,029	units
Outpatient Medical	464,820	19,416,665	square feet
Health System	143,168	20,602	units/beds
Long-Term/Post-Acute Care	179,780	13,596	beds
Total In-Place NOI(2)	2,103,872
Incremental stabilized NOI(3)	52,632
Total stabilized NOI	$2,156,504

Obligations
Lines of credit and commercial paper(4)	$1,588,600
Senior unsecured notes(4)	10,427,562
Secured debt(4)	3,176,749
Financing lease liabilities	108,890
Total debt	$15,301,801
Add (Subtract):
Other liabilities (assets), net(5)	$266,419
Cash and cash equivalents and restricted cash	(385,766)
Net obligations	$15,182,454

Other Assets
Land parcels	$129,749		Effective Interest Rate(8)
Real estate loans receivable(6)	245,690		7.7%
Non real estate loans receivable(7)	336,854		8.2%
Joint venture real estate loans receivables(9)	337,298		5.2%
Other investments(10)	15,685
Investments held for sale(11)	1,709,979
Development properties:(12)
Current balance	$729,481
Unfunded commitments	624,413
Committed balances	$1,353,894
Projected yield	7.7%
Projected NOI	$104,250

Common Shares Outstanding	410,257
Notes:
(1) Includes $5,559,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 22 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating lease-up properties.
(4) Represents pro rata principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,228,128,000 of foreign secured debt.
(5) Includes liabilities/(assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as the following:

Unearned revenues	$183,011
Below market tenant lease intangibles, net	49,645
Deferred taxes, net	(22,284)
Available-for-sale equity investments	(15,686)
In place lease intangibles, net	(47,012)
Other non-cash liabilities / (assets), net	2,862
Total non-cash liabilities/(assets), net	$150,536

(6) Represents $288,066,000 of real estate loans excluding development loans and net of $42,376,000 of allowance for loan losses.
(7) Represents $362,850,000 of non real estate loans and net of $25,996,000 of allowance for loan losses.
(8) Average cash-pay interest rates are 7.7% and 5.8% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Represents the fair value of Genesis HealthCare stock investment based on closing stock price.
(11) Represents expected proceeds from assets held for sale.
(12) See pages 13-14. Also includes expansion projects.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	4Q18	1Q19	2Q19	3Q19	4Q19
Revenues:
Seniors Housing Operating
Resident fees and services	$833,134	$837,866	$878,933	$803,904	$802,452
Interest income	157	—	—	—	36
Other income	1,065	4,072	1,387	1,347	1,915
Total revenues	834,356	841,938	880,320	805,251	804,403

Seniors Housing Triple-net
Rental income	104,431	113,874	107,220	114,419	115,717
Interest income	5,749	5,660	7,701	5,910	6,303
Other income	637	945	1,105	1,312	1,403
Total revenues	110,817	120,479	116,026	121,641	123,423

Outpatient Medical
Rental income	130,076	139,295	154,044	174,330	177,840
Interest income	170	173	238	358	426
Other income	4,598	267	161	312	1,835
Total revenues	134,844	139,735	154,443	175,000	180,101

Health System
Rental income	43,033	43,036	43,036	43,036	43,036
Total revenues	43,033	43,036	43,036	43,036	43,036

Long-Term/Post-Acute Care
Rental income	64,216	65,456	62,640	60,479	53,422
Interest income	7,006	9,286	9,417	9,369	8,953
Other income	201	375	173	517	473
Total revenues	71,423	75,117	72,230	70,365	62,848

Corporate
Other income	591	2,031	327	712	385
Total revenues	591	2,031	327	712	385

Total
Rental income	341,756	361,661	366,940	392,264	390,015
Resident fees and services	833,134	837,866	878,933	803,904	802,452
Interest income	13,082	15,119	17,356	15,637	15,718
Other income	7,092	7,690	3,153	4,200	6,011
Total revenues	$1,195,064	$1,222,336	$1,266,382	$1,216,005	$1,214,196

Property operating expenses:
Seniors Housing Operating	$582,412	$580,917	$607,836	$554,782	$564,895
Seniors Housing Triple-net	21	8,935	7,219	8,282	7,473
Outpatient Medical	40,136	44,868	47,894	57,272	55,915
Health System	17	20	20	20	20
Long-Term/Post-Acute Care	287	5,905	5,475	5,503	4,595
Total property operating expenses	$622,873	$640,645	$668,444	$625,859	$632,898

Net operating income:
Seniors Housing Operating	$251,944	$261,021	$272,484	$250,469	$239,508
Seniors Housing Triple-net	110,796	111,544	108,807	113,359	115,950
Outpatient Medical	94,708	94,867	106,549	117,728	124,186
Health System	43,016	43,016	43,016	43,016	43,016
Long-Term/Post-Acute Care	71,136	69,212	66,755	64,862	58,253
Corporate	591	2,031	327	712	385
Net operating income	$572,191	$581,691	$597,938	$590,146	$581,298
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 21. Includes amounts from investments sold or held for sale.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	12/31/2019		12/31/2019
Net income (loss)	$1,330,410		$240,136
Interest expense	555,559		131,648
Income tax expense (benefit)	2,957		(4,832)
Depreciation and amortization	1,027,073		262,644
EBITDA	$2,915,999		$629,596
Loss (income) from unconsolidated entities	(42,434)		(57,420)
Stock-based compensation(2)	25,047		4,547
Loss (gain) on extinguishment of debt, net	84,155		2,612
Loss (gain) on real estate dispositions, net	(748,041)		(12,064)
Impairment of assets	28,133		98
Provision for loan losses	18,690		—
Loss (gain) on derivatives and financial instruments, net	(4,399)		(5,069)
Other expenses(2)	51,052		16,042
Total adjustments	(587,797)		(51,254)
Adjusted EBITDA	$2,328,202		$578,342

Interest Coverage Ratios
Interest expense	$555,559		$131,648
Capitalized interest	15,272		4,868
Non-cash interest expense	(8,645)		(734)
Total interest	$562,186		$135,782
EBITDA	$2,915,999		$629,596
Interest coverage ratio	5.19	x	4.64	x
Adjusted EBITDA	$2,328,202		$578,342
Adjusted Interest coverage ratio	4.14	x	4.26	x

Fixed Charge Coverage Ratios
Total interest	$562,186		$135,782
Secured debt principal amortization	54,325		13,977
Total fixed charges	$616,511		$149,759
EBITDA	$2,915,999		$629,596
Fixed charge coverage ratio	4.73	x	4.20	x
Adjusted EBITDA	$2,328,202		$578,342
Adjusted Fixed charge coverage ratio	3.78	x	3.86	x

Net Debt to EBITDA Ratios
Total debt(3)			$15,023,962
Less: cash and cash equivalents(4)			(284,917)
Net debt			$14,739,045
EBITDA Annualized			$2,518,384
Net debt to EBITDA ratio			5.85	x
Adjusted EBITDA Annualized			$2,313,368
Net debt to Adjusted EBITDA ratio			6.37	x
Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(4) Includes IRC Section 1031 deposits, if any.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
			% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$1,587,597		5.00%
Long-term debt obligations(2)	13,436,365		42.36%
Cash and cash equivalents(3)	(284,917)		(0.90)%
Net debt to consolidated book capitalization	$14,739,045		46.46%
Total equity(4)	16,982,504		53.54%
Consolidated book capitalization	$31,721,549		100.00%
Joint venture debt, net(5)	183,407
Total book capitalization	$31,904,956

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$1,587,597		4.24%
Long-term debt obligations(2)	13,436,365		35.89%
Cash and cash equivalents(3)	(284,917)		(0.76)%
Net debt to consolidated undepreciated book capitalization	$14,739,045		39.37%
Accumulated depreciation and amortization	5,715,459		15.27%
Total equity(4)	16,982,504		45.36%
Consolidated undepreciated book capitalization	$37,437,008		100.00%
Joint venture debt, net(5)	183,407	186.271
Total undepreciated book capitalization	$37,620,415

Enterprise Value
Lines of credit and commercial paper(2)	$1,587,597		3.19%
Long-term debt obligations(2)	13,436,365		27.02%
Cash and cash equivalents(3)	(284,917)		(0.57)%
Net debt to consolidated enterprise value	$14,739,045		29.64%
Common shares outstanding	410,257
Period end share price	81.78
Common equity market capitalization	$33,550,817		67.46%
Noncontrolling interests(4)	1,442,060		2.90%
Consolidated enterprise value	$49,731,922		100.00%
Joint venture debt, net(5)	183,407
Total enterprise value	$49,915,329

Secured Debt as % of Total Assets
Secured debt(2)	$2,990,962		8.96%
Total assets	$33,380,751

Total Debt as % of Total Assets
Total debt(2)	$15,023,962		45.01%
Total assets	$33,380,751

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$11,924,109		39.65%
Unencumbered assets	$30,075,557
Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Amounts include unamortized premiums/discounts, fair value adjustments and lease liabilities related to financing leases. Operating lease liabilities related to ASC 842 adoption are excluded.
(3) Inclusive of IRC Section 1031 deposits, if any.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)		Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)		% of Total	Wtd. Avg. Interest Rate
2020	$643,600		$—	$354,329	$57,728	$(84,716)	$970,941		6.39%	2.56%
2021	—		—	439,176	20,454	(133,881)	325,749		2.14%	3.81%
2022	—		10,000	421,876	31,718	(58,958)	404,636		2.66%	3.79%
2023	945,000		1,792,871	467,378	53,739	(106,181)	3,152,807		20.75%	3.24%
2024	—		1,350,000	304,533	42,044	(81,685)	1,614,892		10.63%	3.89%
2025	—		1,250,000	204,764	406,388	(36,099)	1,825,053		12.01%	3.96%
2026	—		700,000	63,712	17,500	(19,611)	761,601		5.01%	4.17%
2027	—		731,446	162,644	62,242	(45,140)	911,192		6.00%	2.96%
2028	—		1,479,795	81,222	23,223	(14,413)	1,569,827		10.33%	4.48%
2029	—		550,000	249,574	29,461	(2,518)	826,517		5.44%	3.86%
Thereafter	—		2,563,450	244,134	81,899	(59,787)	2,829,696		18.64%	4.42%
Totals	$1,588,600		$10,427,562	$2,993,342	$826,396	$(642,989)	$15,192,911		100.00%

Weighted Avg Interest Rate(8)	2.40%		4.03%	3.63%	3.76%	3.37%	3.80%

Weighted Avg Maturity Years	2.1	(2)	8.8	5.3	8.7	4.3	7.6	(2)

% Floating Rate Debt	100.00%		6.74%	39.39%	9.75%	52.65%	21.15%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper	Senior Unsecured Notes	Consolidated Secured Debt	Share of Unconsolidated Secured Debt		Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	Investment Hedges(9)
United States	$1,588,600	$8,610,000	$1,690,390	$603,882		$(345,651)	$12,147,221	$—
United Kingdom	—	1,393,245	178,707	—		(44,677)	1,527,275	1,778,985
Canada	—	424,317	1,124,245	222,514	—	(252,661)	1,518,415	559,327
Totals	$1,588,600	$10,427,562	$2,993,342	$826,396		$(642,989)	$15,192,911	$2,338,312
Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The 2020 maturity reflects the $643,600,000 in principal outstanding on our unsecured commercial paper program as of December 31, 2019. The 2023 maturity reflects the $945,000,000 in principal outstanding on our unsecured revolving credit facility that matures on July 19, 2022 (with an option to extend for two successive terms of six months each at our discretion). These borrowings reduce the available borrowing capacity of our unsecured revolving credit facility to $1,411,400,000. If the commercial paper was refinanced using the unsecured revolving credit facility, the weighted average years to maturity of our combined debt would be 7.8 years with extensions.
(3) 2023 includes a $500,000,000 term loan and a CAD $250,000,000 unsecured term loan (approximately $192,871,000 USD at December 31, 2019). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $231,446,000 USD at December 31, 2019) that matures on January 15, 2027.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $729,795,000 USD at December 31, 2019). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $663,450,000 USD at December 31, 2019). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $364,803,000 and finance lease liabilities of $108,890,000 related to ASC 842 adoption.
(8) The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.825%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(26,767,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary

Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases.  Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI (IPNOI) and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans, and sub-leases as well as any properties acquired, developed/redeveloped (including major refurbishments where 20% or more of units are simultaneously taken out of commission for 30 days or more), sold or classified as held for sale during that period are excluded from the same store amounts. Properties undergoing operator transitions and/or segment transitions (except Seniors Housing Triple-net to Seniors Housing Operating with the same operator) are also excluded from the same store amounts. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The coverage ratios are based on EBITDA which stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our senior unsecured notes and primary credit facility contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined Adjusted EBITDA to exclude unconsolidated entities and to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, and additional other income. We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	4Q18	1Q19	2Q19	3Q19	4Q19
Net income (loss)	$124,696	$292,302	$150,040	$647,932	$240,136
Loss (gain) on real estate dispositions, net	(41,913)	(167,409)	1,682	(570,250)	(12,064)
Loss (income) from unconsolidated entities	(195)	9,199	9,049	(3,262)	(57,420)
Income tax expense (benefit)	1,504	2,222	1,599	3,968	(4,832)
Other expenses	10,502	8,756	21,628	6,186	16,042
Impairment of assets	76,022	—	9,939	18,096	98
Provision for loan losses	—	18,690	—	—	—
Loss (gain) on extinguishment of debt, net	53	15,719	—	65,824	2,612
Loss (gain) on derivatives and financial instruments, net	1,626	(2,487)	1,913	1,244	(5,069)
General and administrative expenses	31,101	35,282	33,741	31,019	26,507
Depreciation and amortization	242,834	243,932	248,052	272,445	262,644
Interest expense	144,369	145,232	141,336	137,343	131,648
Consolidated net operating income	590,599	601,438	618,979	610,545	600,302
NOI attributable to unconsolidated investments(1)	21,933	21,827	21,518	21,957	22,031
NOI attributable to noncontrolling interests(2)	(40,341)	(41,574)	(42,559)	(42,356)	(41,035)
Pro rata net operating income (NOI)(3)	$572,191	$581,691	$597,938	$590,146	$581,298

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$804,403	$123,423	$180,101	$43,036	$62,848	$385	$1,214,196
Property operating expenses	(564,895)	(7,473)	(55,915)	(20)	(4,595)	—	(632,898)
NOI(3)	239,508	115,950	124,186	43,016	58,253	385	581,298
Adjust:
Interest income	(36)	(6,303)	(426)	—	(8,953)	—	(15,718)
Other income	(1,915)	(1,403)	(1,835)	—	(473)	(385)	(6,011)
Sold / held for sale	(9,154)	(628)	(11,132)	(530)	(229)	—	(21,673)
Developments / land	541	—	47	—	—	—	588
Non In-Place NOI(4)	(3,729)	(4,712)	(4,657)	(6,694)	(3,653)	—	(23,445)
Timing adjustments(5)	819	88	10,022	—	—	—	10,929
Total adjustments	(13,474)	(12,958)	(7,981)	(7,224)	(13,308)	(385)	(55,330)
In-Place NOI	226,034	102,992	116,205	35,792	44,945	—	525,968
Annualized In-Place NOI	$904,136	$411,968	$464,820	$143,168	$179,780	$—	$2,103,872

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	612	341	392	218	138	1,701
Recent acquisitions/ development conversions(6)	(62)	(10)	(132)	—	—	(204)
Under development	(26)	(7)	(4)	—	(1)	(38)
Under redevelopment(7)	(12)	—	(2)	—	—	(14)
Current held for sale(8)	(18)	(5)	(9)	(3)	(3)	(38)
Land parcels, loans and sub-leases	(7)	(10)	(9)	—	(7)	(33)
Transitions(9)	(77)	(16)	—	—	(3)	(96)
Other(10)	(1)	—	—	—	—	(1)
Same store properties	409	293	236	215	124	1,277
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 16 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(6) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy, respectively.
(7) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(8) Excludes 33 Outpatient Medical properties classified as held for sale for which Welltower will maintain a minority ownership.
(9) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.
(10) Includes 1 flooded property.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	4Q18	1Q19	2Q19	3Q19	4Q19	Y/o/Y
Seniors Housing Operating
NOI	$251,944	$261,021	$272,484	$250,469	$239,508
Non-cash NOI on same store properties	(1,089)	845	201	(3,570)	(495)
NOI attributable to non-same store properties	(60,462)	(62,485)	(78,523)	(49,573)	(44,265)
Currency and ownership adjustments(1)	1,497	1,733	1,500	1,146	413
Other normalizing adjustments(2)	(720)	(7,515)	(1,479)	(55)	(1,060)
SSNOI	191,170	193,599	194,183	198,417	194,101	1.5%

Seniors Housing Triple-net
NOI	110,796	111,544	108,807	113,359	115,950
Non-cash NOI on same store properties	(178)	(3,978)	(4,809)	(4,300)	(3,079)
NOI attributable to non-same store properties	(22,180)	(18,380)	(14,764)	(20,188)	(22,144)
Currency and ownership adjustments(1)	154	54	358	1,165	326
Other normalizing adjustments(2)	(62)	(118)	260	51	38
SSNOI	88,530	89,122	89,852	90,087	91,091	2.9%

Outpatient Medical
NOI	94,708	94,867	106,549	117,728	124,186
Non-cash NOI on same store properties	(3,177)	(2,116)	(1,611)	(1,399)	(2,006)
NOI attributable to non-same store properties	(18,077)	(19,844)	(31,157)	(42,972)	(46,735)
Currency and ownership adjustments(1)	90	31	98	303	88
Normalizing adjustment for business interruption(3)	—	—	—	—	504
Other normalizing adjustments(2)	(513)	115	35	—	(1,360)
SSNOI	73,031	73,053	73,914	73,660	74,677	2.3%

Health System
NOI	43,016	43,016	43,016	43,016	43,016
Non-cash NOI on same store properties	(7,184)	(7,181)	(7,181)	(6,855)	(6,691)
NOI attributable to non-same store properties	(525)	(525)	(525)	(530)	(530)
SSNOI	35,307	35,310	35,310	35,631	35,795	1.4%

Long-Term/Post-Acute Care
NOI	71,136	69,212	66,755	64,862	58,253
Non-cash NOI on same store properties	(3,700)	(4,467)	(3,726)	(3,698)	(3,493)
NOI attributable to non-same store properties	(26,734)	(22,762)	(20,677)	(18,554)	(11,833)
Currency and ownership adjustments(1)	7	17	27	6	5
Other normalizing adjustments(2)	435	380	377	256	—
SSNOI	41,144	42,380	42,756	42,872	42,932	4.3%

Corporate
NOI	591	2,031	327	712	385
NOI attributable to non-same store properties	(591)	(2,031)	(327)	(712)	(385)
SSNOI	—	—	—	—	—

Total
NOI	572,191	581,691	597,938	590,146	581,298
Non-cash NOI on same store properties	(15,328)	(16,897)	(17,126)	(19,822)	(15,764)
NOI attributable to non-same store properties	(128,569)	(126,027)	(145,973)	(132,529)	(125,892)
Currency and ownership adjustments(1)	1,748	1,835	1,983	2,620	832
Normalizing adjustments, net (2)(3)	(860)	(7,138)	(807)	252	(1,878)
SSNOI	$429,182	$433,464	$436,015	$440,667	$438,596	2.2%
Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.31.
(2) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(3) Represents adjustments for a property impacted by force majeure.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada		Total
Consolidated SHO revenues	$635,783	$85,203		$112,472	$833,458
Unconsolidated SHO revenues attributable to Welltower(1)	22,511	—		21,607	44,118
SHO revenues attributable to noncontrolling interests(2)	(40,528)	(7,622)	(25,023)		(73,173)
Pro rata SHO revenues(3)	617,766	77,581		109,056	804,403
SHO interest and other income	(1,579)	(27)	(345)		(1,951)
SHO revenues attributable to sold and held for sale properties	(27,109)	—		—	(27,109)
Currency and ownership adjustments(4)	—	1,297		329	1,626
SHO local revenues	589,078	78,851		109,040	776,969
Average occupied units/month	31,051	3,019		12,947	47,017
REVPOR/month in USD	$6,272	$8,635		$2,784	$5,464
REVPOR/month in local currency(4)		£6,592	C$	3,664

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada			Total
	4Q18	4Q19	4Q18	4Q19	4Q18		4Q19	4Q18	4Q19
SHO SS REVPOR Growth
Consolidated SHO revenues	$666,566	$635,783	$80,470	$85,203	$114,579		$112,472	$861,615	$833,458
Unconsolidated SHO revenues attributable to WELL(1)	23,519	22,511	—	—	20,422		21,607	43,941	44,118
SHO revenues attributable to noncontrolling interests(2)	(39,058)	(40,528)	(6,568)	(7,622)	(25,574)		(25,023)	(71,200)	(73,173)
SHO pro rata revenues(3)	651,027	617,766	73,902	77,581	109,427		109,056	834,356	804,403
Non-cash revenues on same store properties	(620)	(659)	(19)	—	—		—	(639)	(659)
Revenues attributable to non-same store properties	(222,486)	(168,873)	(13,278)	(13,313)	(4,431)		(2,759)	(240,195)	(184,945)
Currency and ownership adjustments(4)	5,272	—	1,114	1,075	450		322	6,836	1,397
Other normalizing adjustments(5)	386	(1,800)	(394)	4	—		—	(8)	(1,796)
SHO SS revenues(6)	433,579	446,434	61,325	65,347	105,446		106,619	600,350	618,400
Avg. occupied units/month(7)	20,227	20,133	2,489	2,553	12,883		12,756	35,599	35,442
SHO SS REVPOR(8)	$7,087	$7,331	$8,146	$8,462	$2,706		$2,763	$5,576	$5,769
SS REVPOR YOY growth	—%	3.4%	—%	3.9%	—%		2.1%	—	3.5%

SHO SSNOI Growth
Consolidated SHO NOI	$191,493	$179,947	$20,032	$21,286	$42,920		$41,220	$254,445	$242,453
Unconsolidated SHO NOI attributable to WELL(1)	8,412	7,529	—	—	8,054		8,962	16,466	16,491
SHO NOI attributable to noncontrolling interests(2)	(8,360)	(9,103)	(958)	(1,080)	(9,649)		(9,253)	(18,967)	(19,436)
SHO pro rata NOI(3)	191,545	178,373	19,074	20,206	41,325		40,929	251,944	239,508
Non-cash NOI on same store properties	(1,069)	(513)	(20)	17	—		1	(1,089)	(495)
NOI attributable to non-same store properties	(56,653)	(40,946)	(2,844)	(2,980)	(965)		(339)	(60,462)	(44,265)
Currency and ownership adjustments(4)	1,019	(5)	302	291	176		127	1,497	413
Other normalizing adjustments(5)	(303)	(1,064)	(394)	4	(23)		—	(720)	(1,060)
SHO pro rata SSNOI(6)	$134,539	$135,845	$16,118	$17,538	$40,513		$40,718	$191,170	$194,101
SHO SSNOI growth		1.0%		8.8%			0.5%		1.5%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(6)		$552,505		$67,590			$160,205		$780,300
Average units in service(9)		23,355		3,091			14,217		40,663
SSNOI/unit in USD		$23,657		$21,867			$11,269		$19,189
SSNOI/unit in local currency(4)				£16,694		C$	14,830
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 16 & 23 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.32 and to translate UK properties at a GBP/USD rate of 1.31.
(5) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(6) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 23 for more information.
(7) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(8) Represents pro rata SS average revenues generated per occupied room per month.
(9) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors

Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to our opportunities to acquire, develop or sell properties; our ability to close anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of our operators/tenants and properties; our expected occupancy rates; our ability to declare and to make distributions to shareholders; our investment and financing opportunities and plans; our continued qualification as a real estate investment trust (“REIT”); our ability to access capital markets or other sources of funds; and our ability to meet our earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; our ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting our properties; our ability to re-lease space at similar rates as vacancies occur; our ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting our properties; changes in rules or practices governing our financial reporting; the movement of U.S. and foreign currency exchange rates; our ability to maintain our qualification as a REIT; key management personnel recruitment and retention; and other risks described in our reports filed from time to time with the Securities and Exchange Commission (“SEC”). Finally, we undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated February 12, 2020 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.